PROMISSORY NOTE

Principal: U.S. UP TO $1,000,000.00 **Denver, Colorado**
Due Date: See Payment Terms **Date Executed: August 17, 2020**

FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, VETANOVA, Inc., a Colorado corporation, having an office and address for purposes of notices and legal process at 335 A Josephine Street, Denver, CO 80206 ("Borrower") promises to pay to the order of VitaNova Partners, LLC whose address is 335 A Josephine Street, Denver, CO 80206 ("Lender") or at any such other place as may be designated in writing by Lender, the principal sum of UP TO ONE MILLION DOLLARS ($1,000,000.00), in lawful money of the United States of America, together with interest thereon to be computed from the date hereof at the Interest Rate (as defined below), and to be paid in accordance with the terms of this Promissory Note ("Note"). This Promissory Note (the "Note") is payable on Demand.

INTEREST:
The term "Interest Rate", as used herein shall mean an interest rate equal to six percent (6%) per annum. Interest for any month or fractional part thereof shall be calculated on the basis of a 360-day year and twelve 30-day months and the daily amount so determined shall be multiplied by the actual number of days for which interest is being paid. It shall also be calculated by the Interest Rate multiplied by the balance of the Loan Amount.

PAYMENT TERMS:
Borrower shall pay to Lender: (a) from time to time as capital becomes available, in lawful money of the United States of America, (b) or at the option of the Lender, Borrower may make payments in kind to the Lender through the issuance of the company's securities. Borrower shall make interest payments on any balance owed that is equal to the amount of the Loan Account multiplied by the interest rate detailed in the note of 6% per annum.; (c) The Loan is payable upon demand. All parties hereto, whether Borrower, principal, surety, guarantor or endorser, hereby waive demand, notice of demand, presentment for payment, notice of dishonor, protest and notice of protest.

PREPAYMENT: Borrower shall have the right at any time to prepay this Note in whole or in part without penalty.

This Note is executed in the State of Colorado and shall be construed by and enforced in accordance with the laws of the State of Colorado.

WAIVER OF JURY TRIAL. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGE TS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LE IDER OR BORROWER, IN EACH OF THE

DocuSign Envelope ID: 2FB5B8BF-EB61-4063-AB87-006265B6F2AF

FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

WAIVER OF FRAUDULENT INDUCEMENT. NEITHER LENDER OR ANY AFFILIATE OF LENDER HAS MADE ANY REPRESENTATIO WARRANTY OR STATEMENT TO BORROWER IN ORDER TO INDUCE BORROWER TO EXECUTE THIS NOTE OR THE OTHER LOAN DOCUME ITS. BORROWER HEREBY EXPRESSLY WAIVES ANY CLAIM OF FRAUDULENT INDUCEMENT TO EXECUTE THIS NOTE OR THE OTHER LOAN DOCUMENTS AND FURTHER DISCLAIMS ANY RELIANCE OR STATEMENTS ON OR REPRESENTATIONS OF LENDER IN WAIVING SUCH CLAIM.

WAIVER OF CONSEQUENTIAL, PUNITIVE AND SPECULATIVE DAMAGES. BORROWER AND LENDER AGREE THAT, IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING OUT OF THIS NOTE, EACH MUTUALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY CLAIM FOR CONSEQUENTIAL PUNITIVE OR SPECULATIVE DAMAGES.

This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, termination or discharge is sought.

This Note and all the covenants, promises and agreements contained herein shall be binding upon Borrower's successors, assigns, heirs and personal representatives and inure to the benefit of Lender's successors and assigns.

At the option of Lender, Lender may exchange principal owed on this Note for any future offering of securities by Borrower.

If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

IN WITNESS WHEREOF, this Promissory Note has been executed on the date first above written.

"BORROWER"

VETANOVA, Inc.

DocuSigned by:

John Mckowen 8/17/2020

By: F1F9A03D5622481...

Name: John R. McKowen

Title: CEO